UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 12, 2009
REHABCARE GROUP, INC.
(Exact name of Company as specified in its charter)

Delaware	001-14655	51-0265872
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

7733 Forsyth Boulevard
Suite 2300
St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)
(800) 677-1238
(Company’s telephone number, including area code)
Not applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On November 12, 2009, RehabCare Group, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein (the “Underwriters”). Pursuant to the Underwriting Agreement, the Company agreed to issue and sell to the Underwriters, and the Underwriters agreed to purchase for resale to the public, 5,400,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”). In addition, the Company granted an option to the Underwriters to purchase, at the public offering price less underwriting discounts and commissions, up to an additional 810,000 shares of Common Stock to cover overallotments. The Underwriters have exercised this overallotment option in full.
     The Company expects to receive net proceeds of approximately $140.6 million. The Company intends to use the net proceeds from the offering, together with borrowings under the Company’s new senior credit facilities and cash on hand, to pay the consideration for its acquisition of Triumph HealthCare Holdings, Inc. and related fees and expenses. Any proceeds from the offering in excess of amounts needed to pay the acquisition consideration and related fees and expenses will be used for general corporate purposes. If the acquisition is not consummated, the Company expects to use the net proceeds of the offering for general corporate purposes.
     The shares of Common Stock are being offered and sold by the Company pursuant to the Company’s effective shelf registration statement, including the prospectus contained therein dated October 26, 2009, as supplemented by the prospectus dated November 12, 2009 relating to the shares of Common Stock, on file with the Securities and Exchange Commission.
     The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated by reference herein.
     Weil, Gotshal & Manges LLP, counsel to the Company, has issued an opinion to the Company, dated November 18, 2009, regarding the legality of the Common Stock to be sold in the offering. A copy of the opinion is filed as Exhibit 5.1 hereto.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 12, 2009, among RehabCare Group, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein

5.1	Opinion of Weil, Gotshal & Manges LLP

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 18, 2009

REHABCARE GROUP, INC.

By: Name:	/s/ Patricia S. Williams Patricia S. Williams
Title:	Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

1.1	Underwriting Agreement, dated November 12, 2009, among RehabCare Group, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein

5.1	Opinion of Weil, Gotshal & Manges LLP

4